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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Track 'n Trail on Form S-1 of our report dated September 25, 1995 on the financial statements of Overland Management Corporation at July 29, 1995 and for each of the years in the two-year period then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Deloitte & Touche LLP


Boston, Massachusetts
September 12, 1997